ALAMOSA

PERSONAL COMMUNICATIONS SERVICE

ALAMOSA
PERSONAL COMMUNICATIONS SERVICE

Presentation Regarding
Acquisition by
Sprint Nextel

November 21, 2005

Safe Harbor Provisions

            Statements contained in this presentation that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation
Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and
information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and
Exchange Commission, especially in the "risk factors" sections of
Alamosa's Annual Report on Form 10-K for the year ended
December 31, 2004 and in subsequent filings with the Securities and
Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

Additional Disclosure

In connection with the proposed merger, Alamosa will file relevant materials with the
SEC, including a proxy statement.  Investors and security holders of Alamosa are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Alamosa and the
Merger.  Investors and security holders may obtain these documents (and any other documents filed by Alamosa with the SEC) free of charge at the SEC's website at
www.sec.gov.  In addition, the documents filed with the SEC by Alamosa may be obtained free of charge by directing such request to:  Alamosa Holdings, Inc., 5225 S.
Loop 289, Lubbock, Texas 79424, Attention: Jon Drake (806-722-1100); or from
Alamosa's website at www.alamosapcs.com.  Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed Merger.

Alamosa and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Alamosa in favor of the Merger.
Information about the executive officers and directors of Alamosa and their ownership of
Alamosa common stock is set forth in the proxy statement for Alamosa's 2005 Annual
Meeting of Stockholders, which was filed with the SEC on April 14, 2005.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Alamosa and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

($ in millions, except per share data)

Transaction Price Per Share	$18.75
Fully Diluted Shares Outstanding (Treasury Method)	182.7
Equity Purchase Price	**$3,425**
Plus: Total Debt (9/30/05)	1,094
Less: Cash and Equivalents (9/30/05)	(189)
Total Enterprise Value	**$4,330**
Total Enterprise Value / 2006E Adjusted EBITDA ($441 million)	9.8x
Total Enterprise Value / Current Subscribers (9/30/05)	$2,926

ALAMOSA
PERSONAL COMMUNICATIONS SERVICE

Transaction Terms

On November 21, 2005, Alamosa agreed to be acquired by Sprint Nextel

Alamosa Common shareholders will receive $18.75 per share in cash

Preferred shareholders will receive $1,378.69 in cash per unit  (equivalent to amount to be paid in respect of shares of Alamosa Common Stock on an “as converted” basis), plus any accrued and unpaid dividends

Transaction value of approximately $4.3 billion, including the assumption of approximately $905 million of net debt

Board Approval	Transaction approved by Alamosa Board of Directors
Transaction Structure	Cash purchase effected through reverse subsidiary merger
Other Terms	- Sprint Nextel and Alamosa will seek an immediate stay of litigation - Board and management have entered into voting agreements - Subject to Alamosa shareholder and regulatory approval
Anticipated Timing	- Filing of proxy statement: Within two weeks - Shareholder vote: Q1 2006 - Transaction close: Following shareholder vote

ALAMOSA
PERSONAL COMMUNICATIONS SERVICE

Transaction Terms and Timing

Alamosa management and Board believe transaction represents fair value

$2,514
$2,000
$1,500
$1,000
$1,641
$1,544
AT&T Wireless / Cingular
Western Wireless / ALLTEL
Horizon / PCS

10.0m
7.0m
5.0m
7.4m
AT&T Wireless / Cingular
Western Wireless / ALLTEL

ALAMOSA
PERSONAL COMMUNICATIONS SERVICE

Relative Valuation

Source: SEC filings, company press releases, Consensus Wall Street estimates.  Forward EBITDA multiples utilize 2004E EBITDA for AT&T Wireless / Cingular; 2005E EBITDA for
Western Wireless / Alltel, Airgate / Alamosa and Nextel / Sprint; and 2006E EBITDA for Alamosa / Sprint, US Unwired / Sprint, IWO / Sprint and Gulf Coast / Sprint.

(1) Based on assumed 2006E EBITDA of $441 million.

(2) Source: Sprint Nextel press release.

(3) US Unwired multiples do not exclude any value attributable to litigation.

(4) Forward EBITDA multiple from Sprint Nextel press release.

Transaction valuation compared to recent wireless transactions

Transaction Value / Forward EBITDA

Transaction Value / Subscribers

$19
$18
$17
$16
$15
$14
$13
$12
$11
$10
Price ($USD)
28,000
24,000
20,000
16,000
12,000
8,000
4,000
0
Volume (000s)
11/18/04
1/28/05
4/13/05
6/24/05
9/6/05
11/18/05
Volume
Price

ALAMOSA
PERSONAL COMMUNICATIONS SERVICE

Transaction Price Versus Trading History

Transaction Price ($18.75)

Presentation Regarding
Acquisition by
Sprint Nextel

November 21, 2005